31049-1
     Form N-SAR
     Registrant:     Franklin Templeton  Variable  Insurance
     Products Trust
               Period ended June 30, 2005


Item 77

Sub-item 77I(b) A new class, designated as Class 3, was approved for Templeton Global Income Securities Fund, a series of
Registrant. The Multiple Class Plan is incorporated by reference to EX-99 (N)(III) filed with Pos-Effective Amendment No. 43, File
No. 333-110592, on December 30, 2004.

Sub-item 77Q1. Exhibits. The following exhibits are incorporated by reference to Registrant's filings with the SEC, File No. 333-
110592:

    Investment Management Agreement between Registrant, on behalf of Franklin Flex Cap Growth Securities Fund, and Franklin Advisers, Inc., EX-99(D)(XV) to post-effective amendment No. 41 filed on December 15, 2004.
    Investment Management Agreement between Registrant, on behalf of Franklin Flex Cap Growth Securities Fund, and Franklin Advisory Services, LLC, EX-99(D)(XVI) to post-effective amendment No. 41 filed on December 15, 2004.
    Amendment to Investment Advisory Agreement between
Registrant, on behalf of Templeton Developing Markets Securities Fund, and Templeton Asset Management Ltd, EX-99(D)(XVI) to post-effective amendment No. 46 filed on April 29, 2005.
    Amendment to Investment Management Agreement between Registrant, on behalf of Templeton Growth Securities Fund, and Templeton Global Advisors Ltd, EX-99(D)(XVII) to post-effective amendment No. 46 filed on April 29, 2005.
    Amendment to the Management Agreement between Registrant, on behalf of Mutual Discovery Securities Fund, and Franklin Mutual Advisers, LLC, EX-99(D)(XVIII) to post-effective amendment No. 46 filed on April 29, 2005.